Company Contact:	Investor Relations Contact:
Mr. Jing Xie	CCG Investor Relations
Secretary of Board and Vice President	Mr. Athan Dounis, Account Manager
Universal Travel Group	Phone: 1-646-213-1916
Phone: +86-755-8366-8489	Email: athan.dounis@ccgir.com
Email: 06@cnutg.cn
us.cnutg.com	Mr. Crocker Coulson, President
Phone: 1-646-213-1915
Email: crocker.coulson@ccgir.com
Website: www.ccgirasia.com

FOR IMMEDIATE RELEASE

Universal Travel Group Prices $20 Million Offering of Common Stock

SHENZHEN, China, June 16, 2010 – Universal Travel Group (NYSE: UTA) (“Universal Travel Group” or the “Company”), a leading travel services provider in China, today announced the pricing of a public offering of 2,857,143 shares of its common stock at $7.00 per share. The offering is expected to close on Monday, June 21, 2010.  In addition, Universal Travel Group has granted the underwriters a 30-day option to purchase up to an additional 428,572 shares of its common stock to cover over-allotments, if any. Brean Murray, Carret & Co., LLC is acting as sole book running manager and Rodman & Renshaw, LLC is acting a co-manager for the offering.

“We are pleased to announce the pricing of this transaction and appreciate the support of our new and existing investors,” commented Ms. Jiangping Jiang, Chairwoman and Chief Executive Officer. “The proceeds from this financing will be used to fund the cash portion of the four recently announced acquisitions and for working capital to expand our core business segments.  We believe the offering will accelerate the closing of these acquisitions and make a positive contribution to our revenue growth, increased earnings and EPS performance.”

The shares in this offering are being issued under a shelf registration statement declared effective by the Securities and Exchange Commission on November 5, 2009. A prospectus supplement related to the public offering will be filed with the Securities and Exchange Commission. Copies of the final prospectus supplement and accompanying prospectus relating to the offering may be obtained from Brean Murray, Carret & Co., LLC, Attention: Syndicate Department, 570 Lexington Avenue, New York, NY 10022, Phone (212) 702-6667, Fax (212) 702-6649, or syndicate@bmur.com. An electronic copy of such prospectus is also available on the web site of the Securities and Exchange Commission (the "SEC") at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Universal Travel Group

Universal Travel Group is a leading travel services provider in China offering package tours, air ticketing, and hotel reservation services via the Internet and customer service representatives. The Company also operates TRIPEASY Kiosks, which are placed in shopping malls, office buildings, residential apartment buildings, and tourist sites.  These kiosks are designed for travel booking with credit and bank cards, and serve as an advertising platform for Universal Travel Group. The Company’s headquarters and main base of operations is in Shenzhen in the Pearl River Delta region of China.  More recently, Universal Travel Group has expanded its business into Western China, opening a second home base in the Chongqing Delta region, and other attractive, under-penetrated tier-two travel markets throughout the country.  For more information on the Company, please visit http://us.cnutg.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains certain statements that may include “forward-looking statements” within the meaning of federal securities laws. All statements, other than statements of historical facts, included herein are “forward-looking statements”. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the Company’s ability to successfully expand its market presence and those discussed in the Company's periodic reports that are filed with and available from the Securities and Exchange Commission. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

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